Exhibit 99.1

Contact: Patrick L. Alesia

Chief Financial Officer

(516) 938-5544

GRIFFON CORPORATION ANNOUNCES SUCCESSFUL CONCLUSION OF RIGHTS OFFERING

COMPANY WILL RECEIVE APPROXIMATELY $250 MILLION IN GROSS PROCEEDS

JERICHO, NEW YORK, September 22, 2008 – Griffon Corporation (NYSE:GFF) announced today that, based on preliminary information from its transfer agent, Griffon will receive approximately $250 million of gross proceeds from its rights offering and the related investment by Goldman Sachs’ private equity affiliate, GS Direct, LLC.

Approximately 18,900,000 shares were subscribed at $8.50 per share through the exercise of rights, more than 94% of the shares offered to rights holders.  GS Direct will, subject to the satisfaction or waiver of the conditions to its investment agreement with Griffon, purchase an aggregate of 10,000,000 shares for $8.50 per share, representing its agreement to purchase any unsubscribed shares and its minimum purchase commitment.  Ronald J. Kramer, Griffon’s Chief Executive Officer, will purchase an additional approximately 590,000 shares at $8.50 per share as part of the agreement with GS Direct.

The transaction is expected to close by September 30, 2008.

“We are pleased that Griffon was able to substantially strengthen its equity base, even in this time of historic market turbulence,” said Ron Kramer.  “With the substantial increase in our equity and cash position, we believe that Griffon will be extremely well positioned to take advantage of opportunities to grow and build value for our shareholders.”

“Under our agreement with GS Direct, Mr. Gerry Cardinale and Mr. Brad Gross, Managing Directors of Goldman Sachs, will be joining our Board,” said Harvey R. Blau, Griffon’s Chairman of the Board.  “We look forward to working with them and with Goldman Sachs to grow our company.”

Lazard Capital Markets LLC acted as dealer manager for the rights offering.  Lazard Frères & Co. LLC is acting as financial advisor and Dechert LLP is acting as legal advisor for Griffon.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company’s website at www.griffoncorp.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, capacity and supply constraints and the ability to consummate the rights offering. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.